EX-10.3

                                SECURED PROMISSORY NOTE

Recourse
$1,000,000                                                 Dated: July
9, 2001

                                 SECURED PROMISSORY NOTE

     FOR VALUE RECEIVED, ROYAL OASIS CORPORATION, a Nevada
Corporation ("Maker"), promises to pay to OASIS INTERNATIONAL
CORPORATION, a Nevada Corporation ("Holder"), or order, One Million dollars ($1,000,000).

     1. Payments. The principal and interest on the obligation represented hereby shall be paid in full not later than July 9, 2004. Interest-only payments shall be due monthly beginning August 9, 2001, and continuing until July 9, 2004.

     2. Interest. The obligation shall bear interest at the rate of Ten Percent (10%) per annum.

     3. Type and Place of Payments. Payments of any interest-only payments due hereunder shall be made either in lawful money of the United States of America or in common stock acceptable to the above-named Holder (such stock shall be valued at one-half the published bid price on the most recent day before such payment becomes due). Payments of the principal amount shall be made only in lawful money of the United States of America. Payments are due at 3809 South, West Temple Street, Suite 1-D, Salt Lake City, Utah 84115, or order.

     4. Prepayment. Advance payment or payments may be made on the principal, without penalty or forfeiture. There shall be no penalty for any prepayment.

     5. Default. Upon the occurrence or during the continuance of any one or more of the events hereinafter enumerated, Holder or the holder of this Note may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to the Maker, declare the unpaid balance of the principal of the Note to be immediately due and payable, and the principal shall become and shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

        (a) Default in the payment of this Note or any portion thereof when the same shall become due and payable, whether at maturity as herein expressed, by acceleration, or otherwise, unless cured within five (5) days after notice thereof by Holder or the holder of such Note to Maker;

        (b) Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Maker, or of all or any substantial portion of its property, or Maker shall make an assignment to an agent authorized to liquidate any substantial part of its assets; or

        (c) An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendment thereof approving an involuntary petition seeking reorganization of the Maker, or an order of any court shall be entered appointing any receiver or trustee of or for Maker, or any receiver of trustee of all or any substantial portion of the property of Maker, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released or bonded within 60 days after its entry or levy.

     6. Attorneys' Fees & Construction. If it becomes necessary for either party hereto to enforce any portion of this Note through litigation or arbitration, then the prevailing party shall be entitled to recover reasonable attorney's fees, costs, and interest at the maximum prevailing rate. In the event of litigation, it is agreed that the interpretation of this Agreement shall be subject to the interpretation of the laws of Utah, and further, as the terms of this Note were negotiated with the Maker while the Maker was within the State of Utah, the Holder irrevocably consents to the personal jurisdiction of the Courts within the State of Utah.

     7. Security. This Note is secured by a deed of trust dated July 6, 2001 executed by Maker and naming Holder as the Beneficiary, relating to 30.0 acres of real property situated in the Northwest quarter of Section 2, Township 36 North, Range 66 East, MDB&M, in Elko County, Nevada, represented on the map attached as Exhibit A and more fully described in the Grant Deed for the same property dated July 5, 2001, and the value of which is represented at $7,500,000. Any default, or any failure to make payment in full by the due date(s) described herein, will result in the immediate and irrevocable delivery of the above identified real property to the Holder.

     8.  Guaranty.   Ecom.com, Inc., a Nevada corporation (AEcom@),
does hereby guaranty the timely payment of both principal and interest payments on the obligation herein set forth, and hereby agrees to be liable for the payment of any and all amounts due under this Note when the same shall become due and payable. Ecom further agrees to be bound by all the terms of this Secured Promissory Note.

     Signed this 9th day of July, 2001.

                                       /s/  BonnieJean C. Tippetts
                                       ROYAL OASIS CORPORATION
                                       By: BonnieJean C. Tippetts,
President

GUARANTEED BY:

                                       /s/  Sid Fowlds
                                       ECOM.COM, INC.
                                       By:  Sid Fowlds, President